Exhibit 5.1

Jayne M. Donegan Senior Associate General Counsel Textron Inc.	40 Westminster St. Providence, RI 02903 Tel: (401) 752-5187 Fax: (401) 457-3666 JMDonegan@textron.com

July 28, 2014

Textron Inc.

40 Westminster Street

Providence, Rhode Island 02903

Ladies and Gentlemen:

I am Senior Associate General Counsel of Textron Inc., a Delaware corporation (the “Company”). As such, I have acted as the Company’s counsel in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933 (the “Act”), including the prospectus therein (the “Prospectus”), relating to the registration thereunder of an indeterminate initial offering amount of the Company’s (a) common stock, par value $.125 per share (the “Common Stock”), (b) preferred stock, par value $.01 per share (the “Preferred Stock”), (c) senior debt securities (the “Senior Debt Securities”) and (d) subordinated debt securities (the “Subordinated Debt Securities” and, together with the Common Stock, the Preferred Stock and the Senior Debt Securities, the “Securities”).

I have reviewed the Registration Statement and such other agreements, documents, records, certificates and other materials, and have reviewed and am familiar with such corporate proceedings and have satisfied myself as to such other matters, as I have considered relevant or necessary as a basis for this opinion. In such review, I have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to me, the conformity with the originals of all such materials submitted to me as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to me as originals, the genuineness of all signatures and the legal capacity of all natural persons.

Based upon the foregoing, I am of the opinion that:

1.                            With respect to any shares of a series of the Preferred Stock, when (a) the Board of Directors of the Company or a duly authorized committee thereof (the “Board”) has taken all necessary corporate action to establish the terms of such series and related matters, including the filing of a certificate of designations conforming to the General Corporation Law of the State of Delaware with respect to such series with the Secretary of State of the State of Delaware, and to authorize the issuance and the offering of the shares of such series and (b) such shares have been issued and sold by the Company in the manner contemplated by the Registration Statement and the

Prospectus and the supplement thereto and in accordance with such action of the Board, such shares (including any shares of a series of the Preferred Stock duly issued upon conversion or exchange of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exchange as approved by the Board) will be validly issued, fully paid and nonassessable.

2.                            With respect to any shares of the Common Stock, when (a) the Board has taken all necessary corporate action to authorize the issuance and the offering of such shares and related matters and (b) such shares have been issued and sold by the Company in the manner contemplated by the Registration Statement and the Prospectus and the supplement thereto and in accordance with such action of the Board, such shares (including any shares of the Common Stock duly issued upon conversion or exchange of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exchange as approved by the Board) will be validly issued, fully paid and nonassessable.

I have assumed that, at or prior to the time of the issuance of any shares of the Common Stock or the Preferred Stock, (a) the Registration Statement, including any amendments thereto, will be effective under the Act and a supplement to the Prospectus applicable to the offer and sale of such shares will have been prepared and filed with the Commission pursuant to Rule 424(b) under the Act, (b) the Board shall not have rescinded or otherwise modified its authorization of such issuance, the offering of such shares and related matters, including, in the case of any series of the Preferred Stock, the establishment of the terms of such series, and (c) the Company will have a sufficient number of authorized but unissued shares therefor under its Restated Certificate of Incorporation at the time of such issuance.

This opinion is limited to the General Corporation Law of the State of Delaware as in effect on the date hereof.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of my name under the caption “Legal Opinions” in the Registration Statement and the Prospectus and any supplement thereto. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jayne M. Donegan
Jayne M. Donegan
Senior Associate General Counsel